As filed with the Securities and Exchange Commission on June 7, 2006

Registration No. 333-109501

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

OREGON	93-1269184
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

111 West 7th Avenue, Eugene, Oregon 97401 (541) 686-8685

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1999 Employee Stock Option Plan

1999 Director Stock Option Plan

(Full title of plans)

Copies of communications to:

KUMI YAMAMOTO BARUFFI, ESQ. Graham & Dunn P.C. Pier 70 2801 Alaskan Way, Suite 300 Seattle, Washington 98121-1128 (206) 340-9676	HAL BROWN President and CEO 111 West 7th Avenue Eugene, Oregon 97401 (541) 686-8685

EXPLANATORY STATEMENT

This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-109501) (the “Registration Statement”) is being filed by Pacific Continental Corporation (the “Registrant” or “Pacific”) to deregister 720,812 shares of its common stock (as adjusted for subsequent stock splits and stock dividends) previously registered under the Registration Statement with respect to shares reserved for issuance under the Registrant’s 1999 Employee Stock Option Plan and 1999 Director Stock Option Plan (collectively the “1999 Plans”). Under the Registration Statement and Registration Statement No. 333-86632, an aggregate of 2,100,000 shares (as adjusted for subsequent stock splits and stock dividends) were registered for issuance under the 1999 Plans. As of this date, 812,025 shares remain subject to granted but unexercised options under the 1999 Plans.

At the 2006 Annual Shareholder Meeting, shareholders approved the 2006 Stock Option and Equity Compensation Plan (the “2006 Plan”). The 2006 Plan supersedes the 1999 Plans and as a result, Registrant has terminated all further offerings of its common stock under the 1999 Plans and pursuant to the Registration Statement. On June 2, 2006, the Registrant filed a registration statement on Form S-8 (Registration No. 333-134702) to register 500,000 shares of its common stock for issuance under the 2006 Plan.

In accordance with an undertaking made by Pacific in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Registrant’s common stock which remain unsold at the termination of the offering, the Registrant removes from registration all shares of Pacific common stock registered under the Registration Statement which are not subject to granted but unexercised stock options as of the Effective Time.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on May 16, 2006.

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Hal Brown
Hal Brown
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Hal Brown and Michael A. Reynolds, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons, in the capacities indicated, on May 16, 2006.

Signature	Title
/s/ Hal Brown Hal Brown	President, Director and C.E.O. (Principal Executive Officer)

/s/ Michael A. Reynolds Michael A. Reynolds	Executive Vice President and C.F.O. (Principal Financial and Accounting Officer)

/s/ Robert A. Ballin Robert A. Ballin	Director

/s/ Donald A. Bick Donald A. Bick	Director

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/s/ Larry G. Campbell Larry G. Campbell	Director

/s/ Michael E. Heijer Michael E. Heijer	Director

/s/ Michael S. Holcomb Michael S. Holcomb	Director

/s/ Michael D. Holzgang Michael D. Holzgang	Director

/s/ Donald L. Krahmer, Jr. Donald L. Krahmer, Jr.	Director

/s/ Donald G. Montgomery Donald G. Montgomery	Director

/s/ John H. Rickman John H. Rickman	Director

/s/ Ronald F. Taylor Ronald F. Taylor	Director

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